EXHIBIT 3

POWER OF ATTORNEY

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Zumiez Inc on February 12, 2010, Accession Number 0001104659-10-006640, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Zumiez Inc on February 12, 2010, Accession Number 0001104659-10-006640, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Zumiez Inc on February 12, 2010, Accession Number Accession Number 0001104659-10-006640, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Ivy Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Zumiez Inc on February 12, 2010, Accession Number Accession Number 0001104659-10-006640, and incorporated herein by reference.